UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

 WOWJOINT HOLDINGS LIMITED
(Exact name of registrant in its charter)

Cayman Islands	98-0562157
(State of incorporation or organization)	( I.R.S. Employer Identification No.)

1108 A Block TIANCHENG MANSION, #2 XINFENG Rd. DESHENGMENWAI St, XICHENG Dist. Beijing	100088
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:
Ordinary Shares, par value $0.001 per share	The NASDAQ Stock Market LLC
Warrants to Purchase Ordinary Shares, par value $0.001 per share	The NASDAQ Stock Market LLC
Units, each consisting of one ordinary share, par value $0.001 per share, and one Warrant	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed in connection with the listing of the ordinary shares, par value $0.001 per share (the “Ordinary Shares”), Warrants to purchase Ordinary Shares, par value $0.001 per share (the “Warrants”) and Units, each consisting of one Ordinary Share, par value $0.001 per share, and one Warrant of Wowjoint Holdings Limited f/k/a China Fundamental Acquisition Corporation, a Cayman Islands company (the “Registrant”) on The NASDAQ Stock Market LLC.

A description of the Registrant’s Ordinary Shares, Warrants and Units are set forth under the caption “Description of Our Securities” in the Registrant’s Registration Statement on Form F-1 (File No. 333-150489), initially filed under the Registrant’s former name, China Fundamental Acquisition Corporation, on Form F-1 with the Securities and Exchange Commission (the “Commission”) on April 29, 2008, as amended (“the Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Second Amended Memorandum and Articles of Association (included as Annex A to the Proxy Statement filed under cover of Form 6-K on January 13, 2010 and incorporated herein by reference).
3.2	Certificate of Incorporation*
4.1	Specimen Unit Certificate*
4.2	Specimen Ordinary Share Certificate*
4.3	Specimen Public Warrant Certificate*
4.4	Specimen Private Warrant Certificate*
4.5	Form of Warrant Agreement by and between the Registrant and Continental Stock Transfer & Trust Company*
10.4	Amended and Restated Warrant Purchase Agreement between Registrant and our Private Placement Investors*
10.8	Unit Purchase Option granted to the underwriters*

*	Incorporated by reference to exhibits of the same number filed with the Registrant’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WOWJOINT HOLDINGS LIMITED (Registrant)

	By:	/s/ Anthony Hung
Name: Anthony Hung
Date: April 29, 2010		Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended Memorandum and Articles of Association (included as Annex A to the Proxy Statement filed under cover of Form 6-K on January 13, 2010 and incorporated herein by reference).
3.2	Certificate of Incorporation*
4.1	Specimen Unit Certificate*
4.2	Specimen Ordinary Share Certificate*
4.3	Specimen Public Warrant Certificate*
4.4	Specimen Private Warrant Certificate*
4.5	Form of Warrant Agreement by and between the Registrant and Continental Stock Transfer & Trust Company*
10.4	Amended and Restated Warrant Purchase Agreement between Registrant and our Private Placement Investors*
10.8	Unit Purchase Option granted to the underwriters*

*	Incorporated by reference to exhibits of the same number filed with the Registrant’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489)